SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 17, 2003

EMPYREAN COMMUNICATIONS, INC.

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(Exact name of registrant as specified in its charter)

Nevada	0-30118	88-0413417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

2537 S. Gessner, Suite 114, Houston, TX 77063

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(Address of principal executive offices) (Postal Code)

250 H. Street, #725, Blaine, WA 98230

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Prior Address (Postal Code)

Registrant's telephone number, including area code: (713) 260-7236

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Item 5. Other Events

On September 17, 2003, the Company announced that its wholly owned subsidiary, Basalt Fiber Company (BFC), has signed a confidentiality, non-disclosure and non-circumvention agreement with a private company that has been in business since 1989. This agreement was required to allow the parties to negotiate the terms, conditions and finances of a "teaming" agreement to be completed between the two parties. More specific and detailed information will be provided as soon as the "teaming" agreement is finalized.

If completed under current preliminary terms, this arrangement will allow for BFC to commence production of continuous basalt fiber for sale to the teaming partner as soon as practicable. The teaming partner has indicated that it will be necessary, in order to implement one of its product expansion plans, to purchase all the basalt fiber that BFC can produce. The need to establish more than one manufacturing facility is a distinct possibility under the teaming arrangement. BFC will also provide services as Technical Consultant to the teaming company and assist in their R&D program.

Since management considers this business arrangement to be superior to the earlier reported offer for a possible merger, Empyrean has terminated negotiations with that potential merger party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 29, 2003                  EMPYREAN COMMUNICATIONS, INC.

/s/ Robert L. Lee

By: Robert L, Lee

President and Director